Exhibit 10.6

STOCK PURCHASE AGREEMENT
BY AND BETWEEN
REGENERON PHARMACEUTICALS, INC.
AND
ALNYLAM PHARMACEUTICALS, INC.

DATED AS OF APRIL 8, 2019

ACTIVE/97613778.14

1.	Definitions
	1.1	Defined Terms
	1.2	Additional Defined Terms
2.	Purchase and Sale of Common Stock or Preferred Stock
3.	Closing Date; Deliveries
	3.1	Closing Date
	3.2	Deliveries
4.	Representations and Warranties of the Company
	4.1	Organization, Good Standing and Qualification
	4.2	Capitalization and Voting Rights
	4.3	Subsidiaries
	4.4	Authorization
	4.5	No Defaults
	4.6	No Conflicts
	4.7	No Governmental Authority or Third-Party Consents
	4.8	Valid Issuance of Shares
	4.9	Litigation
	4.10	Licenses and Other Rights; Compliance with Laws
	4.11	Company SEC Documents; Financial Statements; Nasdaq Stock Market
	4.12	Absence of Certain Changes
	4.13	Internal Controls; Disclosure Controls and Procedures
	4.14	Intellectual Property
	4.15	Offering
	4.16	No Integration
	4.17	Brokers’ or Finders’ Fees
	4.18	Not Investment Company
	4.19	Insurance
	4.20	No General Solicitation
	4.21	Foreign Corrupt Practices
	4.22	Regulation M Compliance
	4.23	Office of Foreign Assets Control
	4.24	U.S. Real Property Holding Corporation
5.	Representations and Warranties of the Investor
	5.1	Organization; Good Standing
	5.2	Authorization
	5.3	No Conflicts
	5.4	No Governmental Authority or Third-Party Consents
	5.5	Purchase Entirely for Own Account
	5.6	Disclosure of Information
	5.7	Investment Experience and Accredited Investor Status
	5.8	Acquiring Person
	5.9	Restricted Securities
	5.10	Legends

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	5.11	Financial Assurances
6.	Investor’s Conditions to Closing
	6.1	Representations and Warranties
	6.2	Covenants
	6.3	Investor Agreement
	6.4	Collaboration Agreement
	6.5	No Material Adverse Effect
	6.6	Restated Certificate or Certificate of Designations
7.	Company’s Conditions to Closing
	7.1	Representations and Warranties
	7.2	Covenants
	7.3	Investor Agreement
	7.4	Collaboration Agreement
8.	Mutual Conditions to Closing
	8.1	HSR Act and Other Qualifications
	8.2	Injunctions
	8.3	Absence of Litigation
	8.4	No Prohibition; Market Listing
9.	Termination
	9.1	Ability to Terminate
	9.2	Effect of Termination
10.	Additional Covenants and Agreements
	10.1	Market Listing
	10.2	Notification under the HSR Act
	10.3	Assistance and Cooperation
	10.4	Effect of Waiver of Condition to Closing
	10.5	Nasdaq Matters
	10.6	Integration
	10.7	Blue Sky Filings
	10.8	Legend Removal
	10.9	Annual Meeting
11.	Miscellaneous
	11.1	Governing Law; Submission to Jurisdiction
	11.2	Waiver
	11.3	Notices
	11.4	Entire Agreement
	11.5	Amendments
	11.6	Headings; Nouns and Pronouns; Section References
	11.7	Severability
	11.8	Assignment
	11.9	Successors and Assigns
	11.10	Counterparts
	11.11	Third Party Beneficiaries

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11.12	No Strict Construction
11.13	Survival of Warranties
11.14	Remedies
11.15	Expenses

Exhibit A – Form of Certificate of Designations
Exhibit B - Notices

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STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 8, 2019, by and between Regeneron Pharmaceuticals, Inc. (the “Investor”), a New York corporation with its principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and Alnylam Pharmaceuticals, Inc. (the “Company”), a Delaware corporation with its principal place of business at 300 Third Street, Cambridge, Massachusetts 02142.
WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), or, if Shareholder Approval is not obtained prior to the date that the conditions to Closing set forth in Section 6, Section 7, and Section 8 have been satisfied or waived as provided therein, certain shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), having the preferences, rights and limitations set forth in the form of Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”).
NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:
1.    Definitions.
1.1    Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:
“Affiliate” shall mean, with respect to any Person, another Person which Controls, is Controlled by or is under common Control with such Person. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.
“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.
“Business Day” shall mean a day on which commercial banking institutions in New York, New York are open for business.
“Collaboration Agreement” shall mean the Master Agreement by and between the Investor and the Company, dated as of April 8, 2019.
“Control” (including the terms “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to Control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.
“Controlled Affiliate” shall mean, with respect to a Person, an Affiliate of such Person Controlled by such Person.
“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”
“Governmental Authority” shall mean any court, agency, authority, department or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.
“Intellectual Property” shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.
“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.
“Investor Agreement” shall mean the Investor Agreement by and between the Investor and the Company, dated as of April 8, 2019.
“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.
“Lien” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has (i) a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of this Agreement, except in the case of (i) or (ii) to the extent that any such Effect results from or arises out of: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (C) the announcement of this Agreement or the Collaboration Agreement or the identity of the Investor, (D) any change in the trading prices or trading volume of the Common Stock (it being understood that the facts giving rise to or contributing to any such change may be deemed to constitute, or be taken into account when determining whether there has been or will be, a Material Adverse Effect, except to the extent any of such facts is an Effect referred in clauses (A)

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through (I) of this definition), (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) earthquakes, hurricanes, floods or other natural disasters, (G) any action taken by the Company contemplated by this Agreement or in accordance with the Collaboration Agreement or with the Investor’s written consent, (H) any breach, violation or non-performance by the Investor or any of its Controlled Affiliates under the Collaboration Agreement, or (I) shareholder litigation arising out of or in connection with the execution, delivery or performance of the Transaction Agreements; provided, that, with respect to clauses (A), (B), (E) and (F), such Effect does not have a materially disproportionate and adverse effect on the Company relative to other companies in the biotechnology or biopharmaceutical industries.
“Organizational Documents” shall mean (i) the Restated Certificate of Incorporation of the Company dated as of June 3, 2004, as amended through the date of this Agreement and (ii) the Amended and Restated Bylaws of the Company, as amended through the date of this Agreement.
“Per Share Purchase Price” shall mean (i) if Common Stock is issued and sold hereunder, $90.00, or (ii) if Preferred Stock is issued and sold hereunder, $270.00.
“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.
“Shareholder Approval” shall mean the approval of the Company’s shareholders to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock by at least the number of shares of Common Stock equal to the number of shares of Common Stock issuable hereunder.
“Termination Date” shall mean September 30, 2019.
“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.
“Transaction” shall mean the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.
“Transaction Agreements” shall mean this Agreement, the Investor Agreement and the Collaboration Agreement.
1.2    Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

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Defined Term	Section
Aggregate Purchase Price	Section 2
Certificate of Designations	Preamble
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Preamble
Company	Preamble
Company SEC Documents	Section 4.11(a)
DOJ	Section 10.2(a)
Exchange Act	Section 4.11(a)
FTC	Section 10.2(a)
HSR Act	Section 4.7
Investor	Preamble
LAS	Section 4.7
Modified Clause	Section 11.7
Permits	Section 4.10
Preferred Stock	Preamble
SEC	Section 4.7
Securities Act	Section 4.11(a)
Shares	Section 2
Subsidiaries	Section 4.3

2.    Purchase and Sale of Common Stock or Preferred Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all liens, other than any liens arising as a result of any action by the Investor, and the Investor shall purchase from the Company, a number of shares of Common Stock, or, if Shareholder Approval is not obtained prior to the date that the conditions to Closing set forth in Section 6, Section 7, and Section 8 have been satisfied or waived as provided therein, a number of shares of Preferred Stock (such shares of Common Stock or Preferred Stock, as applicable, the “Shares”) equal to the amount obtained by dividing the aggregate purchase price of

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$400,000,000.00 (the “Aggregate Purchase Price”) by the Per Share Purchase Price rounded up to the nearest whole share. In the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing which affects or relates to the Common Stock, the number of Shares shall be adjusted proportionately.

3.    Closing Date; Deliveries.
3.1    Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 6, 7 and 8 hereof, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the third (3rd) Business Day after the satisfaction of the conditions to Closing set forth in Sections 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing), at 10:00 a.m. Boston time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, or at such other time, date and location as the parties may agree in writing; provided, that in no event shall the Closing occur prior to the second Business Day following the 2019 annual meeting of stockholders of the Company. The date the Closing occurs is hereinafter referred to as the “Closing Date.”
3.2    Deliveries.
(a)    Deliveries by the Company. At the Closing, the Company shall instruct its transfer agent to register the Shares in book-entry in the name of the Investor and shall cause the transfer agent to deliver written confirmation of the book-entry delivery of the Shares to the Investor. The Company shall also deliver at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Sections 6 and 8.3(b) of this Agreement have been fulfilled; (ii) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated Bylaws of the Company as in effect on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements and the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; and (C) that attached thereto is a true and complete copy of the Company’s Restated Certificate of Incorporation, including the Certificate of Designations, if applicable, as in effect on the Closing Date; and (iii) a legal opinion of Goodwin Proctor LLP, counsel to the Company, in form and substance reasonably acceptable to the Investor.
(b)    Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than five (5) Business Days before the Closing Date.

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4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:
4.1    Organization, Good Standing and Qualification.
(a)    Each of the Company and the Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted, and as proposed to be conducted as described in the Company SEC Documents, and the Company has all requisite corporate power to enter into the Transaction Agreements to issue and sell the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements.
(b)    Each of the Company and its Subsidiaries the qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or Subsidiary, as applicable, or the nature of the business conducted by the Company or Subsidiary, as applicable, makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.
4.2    Capitalization and Voting Rights.
(a)    The authorized capital of the Company as of the date hereof consists of: (i) 125,000,000 shares of Common Stock of which, as of the date of this Agreement, 106,437,145 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in compliance with all applicable federal and state securities Laws.
(b)    All of the authorized shares of Common Stock are entitled to one (1) vote per share.
(c)    Except as described or referred to in Section 4.2(a) above, as provided in the Investor Agreement and as set forth in the Company SEC Documents, as of the date hereof, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (ii) except as set forth in the Investor Agreement, any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities Laws.
(d)    Except as provided in the Investor Agreement and as set forth in the Company SEC Documents, the Company is not a party to or subject to any agreement or

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understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.
(e)    Except as provided in the Investor Agreement and as set forth in the Company’s filings with the SEC, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
(f)    The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.
4.3    Subsidiaries. The Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its Annual Report on Form 10-K (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
4.4    Authorization.
(a)    Subject to the Company’s receipt of the Shareholder Approval in the event that Common Stock is issued and sold hereunder, all requisite corporate action on the part of the Company, its directors and stockholders required by applicable Law for the authorization, execution and delivery by the Company of the Transaction Agreements and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken;
(b)    Each of this Agreement and the Investor Agreement has been duly executed and delivered by the Company, and upon the due execution and delivery thereof by the Investor will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).
(c)    No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the SEC or any other Governmental Authority and remains in effect.
4.5    No Defaults. The Company is not in default under or in violation of (a) its Organizational Documents, (b) any provision of applicable Law or any ruling, writ, injunction, order, Permit, judgment or decree of any Governmental Authority or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (b) and (c), as would not have a Material Adverse

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Effect. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (b) and (c), as would not have a Material Adverse Effect.
4.6    No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Company do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound (c) violate or conflict with any of the provisions of the Company’s Organizational Documents or (d) result in any encumbrance upon any of the Shares, other than restrictions pursuant to the Investor Agreement or securities Laws, or any of the properties or assets of the Company or any Subsidiary, except, in the case of subsections (a) and (b), as would not have a Material Adverse Effect.
4.7    No Governmental Authority or Third-Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Transaction Agreements or with the authorization, issue and sale by the Company of the Shares, except (i) such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, (ii) as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) if required, with respect to the Shares, the filing with The Nasdaq Stock Market LLC of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares (the “LAS”).
4.8    Valid Issuance of Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising pursuant to the Transaction Agreements, as a result of any action by the Investor or under federal or state securities Laws.
4.9    Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate which has had or is reasonably likely to have a Material Adverse Effect.
4.10    Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not have a Material

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Adverse Effect. The Company has not taken any action that would interfere with the Company’s ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have a Material Adverse Effect. The Company is and has been in compliance with all Laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not and would not have a Material Adverse Effect.
4.11    Company SEC Documents; Financial Statements; Nasdaq Stock Market.
(a)    Since December 31, 2016, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)    The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2018, June 30, 2018, and March 31, 2018 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have a Material Adverse Effect.
(c)    As of the date of this Agreement, the Common Stock is listed on The Nasdaq Global Select Market, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Select Market. As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the SEC or The Nasdaq Stock Market LLC is contemplating terminating such listing or registration.

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4.12    Absence of Certain Changes. Except as disclosed in the Company SEC Documents, since December 31, 2018, there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect.
4.13    Internal Controls; Disclosure Controls and Procedures. The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the Principal Executive Officer and Principal Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the Principal Executive Officer and the Principal Financial Officer of the Company (or each former Principal Executive Officer of the Company and each former Principal Financial Officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC.
4.14    Intellectual Property. The Intellectual Property that is owned by the Company is owned free from any liens or restrictions, and all of the Company’s material Intellectual Property Licenses are in full force and effect in accordance with their terms and are free of any liens or restrictions except (a) where the failure to be free from such liens or restrictions would not have a Material Adverse Effect or (b) as set forth in any such Intellectual Property License. Except as set forth in the Company SEC Documents, there is no legal claim or demand of any Person pertaining to, or any proceeding which is pending (of which the Company has received notice or otherwise has knowledge) or, to the knowledge of the Company, threatened, (i) challenging the right of the Company in respect of any Company Intellectual Property, or (ii) that claims that any default exists under any Intellectual Property License, except, in the case of (i) and (ii) above, where any such claim, demand or proceeding would not have a Material Adverse Effect.
4.15    Offering. Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.9 and 5.10, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.
4.16    No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.
4.17    Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements.

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4.18    Not Investment Company. The Company is not, and immediately after receipt of the Aggregate Purchase Price will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
4.19    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged and for an enterprise at a substantially similar stage of lifecycle as the Company, including, but not limited to, directors and officers insurance coverage. To the Company’s knowledge, it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
4.20    No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) in a manner or under any circumstances that would require the registration of the Shares under the Securities Act (including, without limitation, by virtue of the integration of the offering of the Shares with any prior offering of Company shares).
4.21    Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law.
4.22    Regulation M Compliance. The Company has not taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.
4.23    Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
4.24    U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.
5.    Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, that:

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5.1    Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Investor has or will have all requisite power and authority to enter into the Transaction Agreements, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements.
5.2    Authorization. All requisite action on the part of the Investor and its directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Investor of the Transaction Agreements and the performance of all of its obligations thereunder, including the subscription for and purchase of the Shares, has been taken. Each of this Agreement and the Investor Agreement has been duly executed and delivered by the Investor and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).
5.3    No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except as would not impair or adversely affect the ability of the Investor to consummate the Transactions and perform its obligations under the Transaction Agreements and except, in the case of subsections (a) and (b), as would not have a Material Adverse Effect on the Investor.
5.4    No Governmental Authority or Third-Party Consents. No consent, approval, authorization or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor in connection with the authorization, execution and delivery of any of the Transaction Agreements or with the subscription for and purchase of the Shares, except as required pursuant to the HSR Act.
5.5    Purchase Entirely for Own Account. The Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares. The Investor does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

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5.6    Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment.
5.7    Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.
5.8    Acquiring Person. As of the date of this Agreement and immediately prior to the Closing, neither the Investor nor any of its Controlled Affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership), any securities of the Company.
5.9    Restricted Securities. The Investor understands that the Shares, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.
5.10    Legends. The Investor understands that the Shares in book-entry form shall be subject to the following legends:
(a)    “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Alnylam Pharmaceuticals, Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”; and
(b)    “The securities represented by this certificate are subject to and shall be transferable only upon the terms and conditions of an Investor Agreement by and between Alnylam Pharmaceuticals, Inc. and Regeneron Pharmaceuticals, Inc., a copy of which is on file with the Secretary of Alnylam Pharmaceuticals, Inc.”
5.11    Financial Assurances. As of the date hereof and as of the Closing Date, the Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

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6.    Investor’s Conditions to Closing. The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):
6.1    Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct (i) as of the date of this Agreement and (ii) as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 6.1, all such representations and warranties of the Company (other than Sections 4.1(a), 4.2, 4.3, 4.4, 4.8, 4.15, 4.16 and 4.20 of this Agreement) shall be deemed to be true and correct for purposes of this Section 6.1 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,” “materiality” or “Material Adverse Effect” qualifiers set forth therein (other than any reference to “material” in Sections 4.11(a) and 4.11(b)), individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; provided further, however, that the representations made by the Company in Section 4.2(a) shall be updated by the Company and delivered to the Investor prior to Closing such that the Section 4.2(a) shall be true and correct as of the Closing Date as though made on and as of the Closing Date.
6.2    Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
6.3    Investor Agreement. The Company shall have duly executed and delivered to the Investor the Investor Agreement, and there shall have been no termination of the Investor Agreement that, as of the Closing, is effective.
6.4    Collaboration Agreement. The Company shall have duly executed and delivered to the Investor the Collaboration Agreement, and there shall have been no termination of the Collaboration Agreement that, as of the Closing, is effective.
6.5    No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect.
6.6    Restated Certificate or Certificate of Designations. If Shareholder Approval is obtained prior to the date that the conditions to Closing set forth in this Section 6, Section 7, and Section 8 have been satisfied or waived as provided herein and therein, the Company shall have filed a Certificate of Amendment to the Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware prior to the Closing to increase the number of authorized shares of Common Stock by at least the number of shares of Common Stock equal to the number of Shares of Common Stock issuable hereunder, which such Certificate of Amendment to the Restated Certificate of Incorporation shall continue to be in full force and effect as of the Closing. If Shareholder Approval is not obtained prior to the date that the conditions to Closing set forth in this Section 6, Section 7, and Section 8 have

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been satisfied or waived as provided herein and therein, the Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware prior to the Closing, which such Certificate of Designations shall continue to be in full force and effect as of the Closing.
7.    Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):
7.1    Representations and Warranties. The representations and warranties made by the Investor in Section 5 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.
7.2    Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.
7.3    Investor Agreement. The Investor shall have duly executed and delivered to the Company the Investor Agreement, and there shall have been no termination of the Investor Agreement that, as of the Closing, is effective.
7.4    Collaboration Agreement. The Investor shall have duly executed and delivered to the Company the Collaboration Agreement, and there shall have been no termination of the Collaboration Agreement that, as of the Closing, is effective.
8.    Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:
8.1    HSR Act and Other Qualifications. The filings required under the HSR Act in connection with the Transaction Agreements, as applicable, shall have been made and the required waiting period shall have expired or been terminated as of the Closing Date, and all other authorizations, consents, waivers, permits, approvals, qualifications and registrations to be obtained or effected with any Governmental Authority, including, without limitation, necessary blue sky permits and qualifications required by any state for the offer and sale to the Investor of the Shares, shall have been obtained and shall be in effect as of the Closing Date.
8.2    Injunctions. There shall be no Law, injunction (whether temporary, preliminary or permanent), judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority in effect enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by any Transaction Agreement or making the consummation of the transactions contemplated by any Transaction Agreement illegal.

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8.3    Absence of Litigation. There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Investor that questions the validity of any of the Transaction Agreements, the right of the Company or the Investor to enter into any Transaction Agreement or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the transactions contemplated by any Transaction Agreement.
8.4    No Prohibition; Market Listing. (a) No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the Transaction shall be in effect; and (b) the Common Stock shall be eligible for listing on The Nasdaq Global Select Market.
9.    Termination.
9.1    Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:
(a)    mutual written consent of the Company and the Investor;
(b)    either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 8 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;
(c)    the Investor, if (i) any of the representations and warranties of the Company contained in Section 4 of this Agreement shall fail to be true and correct, (ii) there shall be a breach by the Company of any covenant of the Company in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Sections 6 or 8, and (B) which is not curable or, if curable, is not cured on or prior to the twentieth (20th) day after written notice thereof is given by the Investor to the Company, or (iii) the Closing Date shall not have occurred by the Termination Date; or
(d)    the Company, if (i) any of the representations and warranties of the Investor contained in Section 5 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by the Investor of any covenant of the Investor in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 7 or 8, and (B) which is not curable or, if curable, is not cured on or prior to the twentieth (20th) day after written notice thereof is given the Company to the Investor.
9.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, (a) this Agreement (except for this Section 9.2 and Section 11 hereof (other than Section 11.13), and any definitions set forth in this Agreement and used in

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such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.
10.    Additional Covenants and Agreements.
10.1    Market Listing. From the date hereof through the Closing Date, Company shall use all reasonable efforts to (a) maintain the listing and trading of the Common Stock on The Nasdaq Global Select Market and (b) effect the listing of the Shares on The Nasdaq Global Select Market, including submitting the LAS to The Nasdaq Stock Market LLC, if required.
10.2    Notification under the HSR Act.
(a)    Filing. The Investor and the Company shall use best efforts, as promptly as practicable, but in no event later than seven (7) Business Days following the execution and delivery of this Agreement, to file or cause to be filed with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act.  Each of the Investor and the Company shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act.  Each of the Investor and the Company shall be responsible for their own costs and expenses, and the Investor and the Company each shall pay one-half of the filing fee required under the HSR Act.
(b)    Clearance. The Investor and the Company shall use reasonable best efforts to promptly obtain clearance under the HSR Act for the consummation of this Agreement.  The Investor and the Company each agree not to take any action that will have the effect of delaying, impairing, or impeding, the early termination or expiration of the applicable waiting period under the HSR Act for the transactions contemplated by this Agreement.  The Investor and the Company commit to instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act and, consequently, the expiration or termination of the applicable HSR Act waiting period at the earliest practicable date.  Such reasonable best efforts and cooperation include, but are not limited to, counsel’s undertaking (a) to promptly inform the other party of any written or oral communication received from the DOJ or the FTC; (b) to respond as promptly as practicable to any request from the DOJ or FTC for information, documents or other materials in connection with a review of the transactions contemplated by this Agreement; (c) to provide to the other party, and permit the other party to review and comment in advance of submission, all proposed correspondence, filings, and written communications to the DOJ or FTC with respect to the transactions contemplated by this

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Agreement; and (d) not to participate in any substantive meeting or discussion with the DOJ or the FTC in respect of an investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other party in advance and, except as prohibited by applicable law or the DOJ or the FTC, gives the other party the opportunity to attend and participate therein.  The parties will consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party to the DOJ or the FTC, except as may be prohibited by or restricted by law.
10.3    Assistance and Cooperation. Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to: (a) cause the conditions precedent set forth in Sections 6, 7 and 8 to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from the Nasdaq Stock Market LLC with respect to the LAS); (b) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); and (c) obtain all necessary consents, approvals or waivers from Third Parties.
10.4    Effect of Waiver of Condition to Closing. In the event that, as of the Closing, the Investor provides written notice to the Company of its waiver of the condition regarding a Material Adverse Effect set forth in Section 6.5 of this Agreement, the Investor shall be deemed to have waived any right of recourse against the Company for, and agreed not to sue the Company in respect of, any and all events or inaccuracies in any representations or warranties of the Company (a) that, as of the Closing, have caused or would reasonably be expected to cause such Material Adverse Effect and (b) of which the Investor had notice in writing from the Company immediately prior to the Closing.
10.5    Nasdaq Matters. Prior to the Closing, the Company shall comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq.
10.6    Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the offer or sale of the Shares to be issued to the Investor hereunder for purposes of the rules and regulations of any of the following markets or exchanges on which the Common Stock of the Company is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange.
10.7    Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the

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Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.
10.8    Legend Removal. After the expiration of the Lock-up Term (as defined in the Investor Agreement), the Company shall cause the legends set forth in Section 5.10(a) and (b) to be removed from the Shares, no later than three (3) Business Days from receipt of a request from the Investor pursuant to this Section 10.8, if (i) the Shares have been resold under an effective registration statement under the Securities Act, (ii) the Shares have been or will be transferred in compliance with Rule 144 under the Securities Act, (iii) the Shares are eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act without the requirement for the Company to be in compliance with the current public information required under Rule 144 under the Securities Act as to such Shares and without volume or manner-of-sale restrictions or (iv) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act (assuming for this purpose that the Investor is not an affiliate of the Issuer).
10.9    Annual Meeting. The Company agrees to use its reasonable best efforts to, at the next regularly scheduled annual meeting of stockholders of the Company, which annual meeting shall in no event occur later than May 10, 2019, obtain the Shareholder Approval. If the Shareholder Approval is not obtained at the 2019 annual meeting of stockholders of the Company, the Company shall use its commercially reasonable efforts to obtain the Shareholder Approval as soon as practicable thereafter.
11.    Miscellaneous.
11.1    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 11.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.
11.2    Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party.

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No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.
11.3    Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.
11.4    Entire Agreement. This Agreement, the Collaboration Agreement and the Investor Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.
11.5    Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.
11.6    Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.
11.7    Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

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11.8    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.
11.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
11.11    Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto, except with respect to a Permitted Transferee (as defined in the Investor Agreement). No Third Party (other than a Permitted Transferee) shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.
11.12    No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.
11.13    Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for eighteen (18) months, except for (a) the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5(a), 4.6(c), 4.8, 4.13, 4.14, 4.15, 4.16, 4.17, 5.1, 5.2, 5.5, 5.7, 5.8, 5.9 and 5.10, which shall survive the Closing and (b) the representation and warranty of the Investor in Section 5.11, which shall not survive the Closing. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.
11.14    Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

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11.15    Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the Transaction Agreements.
(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.
REGENERON PHARMACEUTICALS, INC.

By:	/s/ Nouhad Husseini

Name:	Nouhad Husseini

Title:	Vice President

Signature Page to Stock Purchase Agreement

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore, Ph.D.

Name:	John M. Maraganore, Ph.D.

Title:	Chief Executive Officer

Signature Page to Stock Purchase Agreement

EXHIBIT A
FORM OF CERTIFICATE OF DESIGNATIONS

A-1

ALNYLAM PHARMACEUTICALS, INC.
CERTIFICATE OF DESIGNATIONS OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned, John Maraganore, does hereby certify that:
1.    He is the Chief Executive Officer of Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”).
2.    The Corporation is authorized to issue Five Million shares of Preferred Stock, $.01 par value, none of which have been issued.
3.    The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):
WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as Preferred Stock, consisting of Five Million shares, $.01 par value per share, issuable from time to time in one or more series;
WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them; and
WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the Preferred Stock, which shall consist of up to one million six hundred thousand (1,600,000) shares of the Preferred Stock which the Corporation has the authority to issue, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:
TERMS OF PREFERRED STOCK
1.    Definitions. For purposes hereof, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in the Purchase Agreement.
“Business Day” means a day on which commercial banking institutions in New York, New York are open for business.
“Charter Amendment” means the amendment of the Corporation’s Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock to not less than 175,000,000.
“Common Stock” means the Corporation’s common stock, par value $.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Investor Agreement” means the Investor Agreement, dated as of April [•], 2019, by and between the Corporation and the original holder of Series A Preferred Stock, as amended, modified or supplemented from time to time in accordance with its terms.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Purchase Agreement” means the Stock Purchase Agreement, dated as of April [•], 2019, by and between the Corporation and the original holder of Series A Preferred Stock, as amended, modified or supplemented from time to time in accordance with its terms.
“Stockholder Approval” means the approval of the Charter Amendment by the requisite stockholders of the Corporation.
“Transaction Documents” means this Certificate of Designations, the Purchase Agreement, and all exhibits and schedules hereto and thereto.
“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Corporation, and any successor transfer agent of the Corporation.
2.    Designation, Amount and Par Value. The series of Preferred Stock shall be designated as its Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be up to one million six hundred thousand (1,600,000) (which shall not be subject to increase without the written consent of all of the holders of the Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series A Preferred Stock shall have a par value of $.01 per share and a stated value equal to $3.00 (the “Stated Value”).

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3.    Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends or distributions on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends or distributions actually paid on shares of the Common Stock when, as and if such dividends or distributions are paid on shares of the Common Stock. No other dividends or distributions shall be paid on shares of Series A Preferred Stock.
4.    Liquidation, Dissolution or Winding Up.
4.1    Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such Liquidation. The Corporation will mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each Holder. If upon any such Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders the full amount to which they shall be entitled under this Section 4.1, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For the avoidance of doubt, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed, in and of itself, to be a Liquidation.
4.2    Payments to Holders of Common Stock. In the event of any Liquidation, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4.1, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder, subject to the terms of other series of preferred stock of the Corporation, if any, outstanding as of such Liquidation.
5.    Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of the Certificate of Incorporation, Holders shall vote together with the holders of Common Stock as a single class.
6.    Conversion.
6.1    Mandatory, Automatic Conversion. Upon the filing and acceptance of the Charter Amendment with the Secretary of State of the State of Delaware, each share of Series

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A Preferred Stock shall automatically convert into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price (such ratio, the “Conversion Ratio”). Any conversion pursuant to this Section 6.1 shall occur automatically and without any further action by the Holders and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation or its Transfer Agent. Upon the occurrence of such automatic conversion, the Corporation shall provide written notice to the Holders, and the Holders shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such Holder promptly at such office and in its name as shown on the Corporation’s stock records, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.  Notwithstanding anything to the contrary herein, any shares of Common Stock issued upon conversion of Series A Preferred Stock will be in uncertificated, book entry form as permitted by the bylaws of the Corporation and Delaware law. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or shall cause the Transfer Agent to, send to the registered owner thereof a notice of ownership of capital stock of the Corporation containing the information required to be set forth or stated on certificates pursuant to Delaware Law.
6.2    Conversion Price. The conversion price for the Series A Preferred Stock (the “Conversion Price”) shall equal $1.00, subject to adjustment as provided in Section 7.
6.3    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
6.4    Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
6.5    Issuance Limitations. Notwithstanding anything herein to the contrary, the Series A Preferred Stock may not be converted into any shares of Common Stock unless the Corporation has obtained the Stockholder Approval.

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7.    Certain Adjustments.
7.1    Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
7.2    Pro Rata Distributions. During such time as Series A Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Series A Preferred Stock, then, in each such case, Holders shall be entitled to participate in such Distribution to the same extent that such Holders would have participated therein if such Holders had held the number of shares of Common Stock acquirable upon complete conversion of Series A Preferred Stock immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.
7.3    Fundamental Transaction. If, at any time while Series A Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person (except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more

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related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or Affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then upon the consummation of such Fundamental Transaction each share of Series A Preferred Stock shall be converted into the right to receive the amount and type of consideration that would have been issuable had the conversion of the shares of Series A Preferred Stock to Common Stock pursuant to Section 6 occurred immediately prior to the consummation of such Fundamental Transaction (without regard to any limitation in Section 6.5 on the conversion of Series A Preferred Stock).
7.4    Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.
7.5    Notice to the Holders of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
8.    Redemption.
8.1    General. The Series A Preferred Stock may not be redeemed by the Corporation pursuant to Section 8.3 until the expiration or termination of the Lock-Up Term (as defined in the Investor Agreement) (the “Redemption Eligibility Date”); provided, however, that upon a transfer by any Holder of shares of Series A Preferred Stock to any party that is not an Affiliate of such Holder, the Redemption Eligibility Date shall automatically become the four-year anniversary of the Closing Date (as defined in the Purchase Agreement). After the Redemption Eligibility Date, the Series A Preferred Stock shall be redeemed by the Corporation upon the election of the Holders as provided in this Section 8.
8.2    Redemption at Election of the Holders. Unless prohibited by Delaware law governing distributions to stockholders, on or after the Redemption Eligibility Date, each share of Series A Preferred Stock shall be redeemed by the Corporation at a price equal to the product of the Conversion Ratio multiplied by the volume-weighted average price of the Common Stock for the fifteen trading days prior to the date of the Redemption Request (the “Redemption Price”), such redemption to be effected not more than one month after receipt by the Corporation, at any time on or after the Redemption Eligibility Date, from the Holders of all of the then outstanding shares of Series A Preferred Stock of written notice requesting redemption of all shares of Series A Preferred Stock (the “Redemption Request”).

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8.3    Redemption. The date on which the redemption is effected shall be referred to as a “Redemption Date.” On the Redemption Date, the Corporation shall redeem the number of outstanding shares of Series A Preferred Stock set forth in the Redemption Request on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each Holder thereof. After receipt of the Redemption Request and prior to the Redemption Date, the Corporation shall take all actions required or permitted under Delaware law to permit the redemption and to make funds legally available for such redemption. To the extent that the Corporation has insufficient funds to redeem all of the shares of Series A Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as reasonably practicable following the date on which it may lawfully do so under such law. Following the receipt of the Redemption Request, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation prior to fully redeeming the number of outstanding shares of Series A Preferred Stock set forth in the Redemption Request.
8.4    Surrender of Certificates; Payment. On or before the Redemption Date, each Holder shall surrender the certificate or certificates representing the shares of Series A Preferred Stock owned by each such Holder (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, evidence of such loss, theft or destruction of such certificate reasonably satisfactory to the Corporation) to the Corporation, in the manner and at the place designated by the Corporation, and thereupon the Redemption Price for such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof.
8.5    Rights Subsequent to Redemption. If on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, no dividends having a record date occurring after the Redemption Date shall be paid in respect of such shares of Series A Preferred Stock and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the Holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.
9.    Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth in the Purchase Agreement or, if a Holder’s address is not set forth in the Purchase Agreement, to the address of such Holder appearing on the books of the Corporation, and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission).

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10.    Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.
11.    Amendment. At any time any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation and this Certificate of Designations shall not be amended in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, consenting separately as a class.
12.    Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations on any other occasion. Any waiver by the Corporation or a Holder must be in writing.
13.    Status of Converted or Redeemed Series A Preferred Stock. Shares of Series A Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall be deemed to be retired and cancelled and shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this [____] day of [________] 2019.

ALNYLAM PHARMACEUTICALS, INC.

By:	Name: Title:

:

EXHIBIT B
NOTICES
(a)    If to the Investor:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention: President & CEO
Copy: General Counsel

with a copy to:
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
Attention:     Alan Leeds, Esq.
Email: alan.leeds@morganlewis.com
Bryan Keighery, Esq.
Email: bryan.keighery@morganlewis.com

(b)    If to the Company:
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, Massachusetts 02142
Attention: Legal Department

with a copy to:
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:     Mitchell S. Bloom, Esq.
Email: mbloom@goodwinlaw.com
Gregg L. Katz, Esq.
Email: gkatz@goodwinlaw.com